UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 25, 2014

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

2014 Salaries and Bonus Targets. On February 25, 2014, the Compensation Committee of the Board of Directors of RTI Surgical, Inc. (the “Company”) approved 2014 salaries and a bonus plan (the “2014 Bonus Plan”) providing for the payment of cash bonuses based on the Company’s operating results for the 2014 calendar year. The 2014 Bonus Plan sets target bonus amounts and performance criteria for executive officers. The performance criteria include operating income, operating cash flow, and revenues. There were no changes to salaries or target bonuses for any of the executive officers compared to 2013 levels. As in the past, the Compensation Committee retains discretion to take other factors into account in determining bonuses and to award no bonuses even if performance criteria are met.

The table below sets forth the 2014 salaries and bonus targets (expressed as a percentage of salary) for the Company’s chief executive officer, principal financial officer and three most highly compensated executive officers other than the chief executive officer and principal financial officer:

Name	Office	2014 Salary	Bonus Target	Bonus Criteria
Brian K. Hutchison	President and Chief Executive Officer	$550,000	75%	Revenue 33.3%, Operating Income 33.3% and Operating Cash Flow 33.4%
Robert P. Jordheim	Executive Vice President and Chief Financial Officer	$336,000	50%	Revenue 33.3%, Operating Income 33.3% and Operating Cash Flow 33.4%
Thomas F. Rose	Executive Vice President Administration and Secretary	$330,000	50%	Revenue 33.3%, Operating Income 33.3% and Operating Cash Flow 33.4%
Roger W. Rose	President, RTI Donor Services, Executive Vice President North American Sales and Marketing	$330,000	50%	Revenue 33.3%, Operating Income 33.3% and Operating Cash Flow 33.4%
Caroline A. Hartill	Executive Vice President and Chief Scientific Officer	$334,000	50%	Revenue 33.3%, Operating Income 33.3% and Operating Cash Flow 33.4%

Stock Option and Restricted Stock Grants. On February 25, 2014, the Compensation Committee approved awards of stock options and restricted stock to certain executive officers of the Company pursuant to the 2010 Equity Incentive Plan (the “Plan”). The options are exercisable for $3.78 per share (the closing price on the date of grant) and will vest in five equal annual installments beginning on the first anniversary of the date of grant. The restricted stock will vest in three equal annual installments beginning on the first anniversary of the date of grant. These awards are subject to accelerated vesting upon the occurrence of a “Change in Control” as provided in the named executive officer’s respective Executive Transition Agreement.

The table below sets forth the number of stock options and restricted stock awarded to the Company’s named executive officers:

Name	Office	Number of Options	Number of Restricted Stock
Brian K. Hutchison	President and Chief Executive Officer	150,000	50,000
Robert P. Jordheim	Executive Vice President and Chief Financial Officer	60,000	20,000
Thomas F. Rose	Executive Vice President Administration and Secretary	60,000	20,000
Roger W. Rose	President, RTI Donor Services, Executive Vice President North American Sales and Marketing	60,000	20,000
Caroline A. Hartill	Executive Vice President and Chief Scientific Officer	60,000	20,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: February 27, 2014	By:	/s/ Robert P. Jordheim
	Name:	Robert P. Jordheim
	Title:	Executive Vice President and Chief Financial Officer